UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

INFORMATION ANALYSIS INCORPORATED

(Exact name of registrant as specified in its charter)

VA	000-22405	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11240 Waples Mill Rd, Ste 201

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

703-383-3000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01         Regulation FD Disclosure.

Information Analysis Incorporated (the “Company,” “we,” or “IAI”) has prepared a PowerPoint presentation published on June 3, 2021, and updated on June 9, 2021 (“PowerPoint Presentation”) for use in connection with investor presentations. This PowerPoint Presentation is available on the Company’s website at http://www.infoa.com/investor-relations. The Company also issued a press release on June 3, 2021, announcing the availability of the presentation on our website. A copy of this press release, captioned "Information Analysis Inc Publishes Investor Presentation," is attached as Exhibit 99.1 to this Current Report on Form 8-K (the "8-K"). The PowerPoint Presentation is attached as Exhibit 99.2 to this 8-K.

The information in this 8-K, including the exhibit, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking statements

This Current Report on Form 8-K and the PowerPoint Presentation may contain forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “goal,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements involve estimates, anticipated or expected events, expectations, projections, trends, results, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. The forward-looking statements contained in the PowerPoint Presentation speak only as of the date of the material, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to the PowerPoint Presentation. Certain factors may cause results to differ materially from those anticipated by some of the statements made in the PowerPoint Presentation. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan. Investors are urged to consider closely the disclosures in our Forms 10-K, 10-Q, 8-K and other filings with the SEC, which can be electronically accessed from our website or the SEC’s website at http://www.sec.gov/.

Use of Non-GAAP Financial Measures

Exhibits 99.1 and 99.2 attached to this Current Report on Form 8-K contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods, and Current Ratio, to evaluate our ability to meet our operating cash flow needs.

We define Adjusted EBITDA as net income (loss) plus depreciation and amortization expense, interest expense, and income tax expense, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring or that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes.

	Three months ended	Last twelve months (LTM)
	March 31, 2021	ended March 31, 2021
Net income	$271,000	$811,000
Depreciation and amortization	5,000	16,000
Interest (net)	(2,000)	(2,000)
Acquisition Costs – Tellenger	70,000	70,000
Adjusted EBITDA	$344,000	$895,000

Section 9 – Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits

Press Release dated June 3, 2021, captioned: "Information Analysis Inc Publishes Investor Presentation.”

Investor Presentation published on IAI website on June 3, 2021, and updated on June 9, 2021.

Exhibit Index

Exhibit No.	Description
EX-99.1	IAI Press Release dated June 3, 2021
EX-99.2	IAI PowerPoint Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED
Date: June 9, 2021	By:	/s/ Matthew T. Sands
Matthew T. Sands
Chief Financial Officer